Exhibit 99.1
November 1, 2007
MEDIA CONTACT: Paige Lane
Manager of Corporate Communications
(704) 858-5199
media@suncom.com
or
Denise DesChenes/Kara Findlay
Sard Verbinnen & Co
(212) 687-8080
ANALYST CONTACT: Steven M. Somers, CFA
Executive Director of Investor Relations
& Corporate Development
(610) 651-5900
ssomers@suncom.com
SunCom Wireless Reports Financial Results for the Third Quarter of 2007
ARPU Rises Sharply and Adjusted EBITDA Increases Over 50 Percent
BERWYN, Pa. — SunCom Wireless Holdings, Inc. (NYSE: TPC) today reported operating and financial results for the third quarter of 2007. Adjusted EBITDA was $46.7 million for the quarter compared with $30.2 million in the third quarter of 2006, while Adjusted EBITDA margin expanded to 21.2 percent from 15.5 percent in the third quarter of 2006. Third quarter 2007 Adjusted EBITDA included a $2.1 million non-recurring refund from the Universal Service Administrative Company (USAC) and approximately $1.3 million of legal and other expenses related to the announced merger agreement with T-Mobile. Cash flows provided by operations were $64.2 million for the three months ended September 30, 2007, compared with cash used by operations of $5.7 million for three months ended September 30, 2006. Net loss for the quarter was $5.1 million, or $0.09 per share, compared to a net loss of $40.5 million, or $5.87 per share, a year ago.

Service revenue for the quarter was $199.5 million compared with $171.1 million in the third quarter of 2006. The increase in service revenue was the result of sharply higher average revenue per user (ARPU) and a greater number of subscribers compared with the third quarter of 2006. ARPU increased to $57.38 in the third quarter from $54.56 a year ago, primarily reflecting continued growth in feature revenue, such as SMS messaging and downloadable ring tones, higher access revenue and increased airtime revenue. A portion of the increase also related to the refund of $2.1 million from USAC during the quarter, which represented approximately $0.61 of ARPU.
Net additions were 2,161 in the quarter resulting in a subscriber base of 1,139,127 at September 30, 2007 compared with 1,046,830 a year ago. Monthly churn for the third quarter of 2007 was flat with the prior year period at 2.9 percent.
In the third quarter in its domestic business, the Company added a net 6,335 prepaid customers, while postpaid subscribers decreased by 14,034. Included in the postpaid subscriber decrease is a 10,633 decrease in the Company’s predominantly credit-challenged, month-to-month subscriber base, as the Company has focused less on this sub-segment. At September 30, 2007, less than 3 percent of its domestic subscriber base was on one of these rate plans.
Roaming revenue decreased 14 percent to $20.1 million from $23.5 million in the third quarter of 2006, which reflects the previously-announced decline in roaming volumes from the Company’s largest roaming partner, which began in July 2007. Roaming minutes of use decreased 11.5 percent to 261.6 million in the quarter from 295.7 million minutes a year ago. SunCom estimates that future quarterly roaming revenue will be approximately comparable to the third quarter of 2007.
“Our third quarter results reflect our operating strategy to increase our revenue through high value subscribers while reducing costs and maintaining subscriber growth,” said Michael E. Kalogris, Chairman and CEO of SunCom Wireless. “We have successfully increased ARPU over the past year while improving operational efficiencies, which has driven the improvement in Adjusted EBITDA margin to 21 percent in the third quarter, compared with 16 percent a year ago.”
Cash cost per user (CCPU) improved $1.63 to $37.60, compared with $39.23 in the third quarter of 2006. The decrease reflects a reduction in interconnection expenses and reduced retention spending along with the increase in the Company’s subscriber base.
Interest expense in the third quarter of 2007 was $21.5 million compared with $38.4 million in the third quarter of 2006, reflecting the elimination of interest expense associated with the $731.6 million principal amount of subordinated debt exchanged for equity that was completed on May 15, 2007.
Capital expenditures for the quarter were $9.1 million compared with $7.3 million a year ago, and the Company ended the third quarter of 2007 with $239.5 million of cash and short-term investments.
Other Recent Developments
On September 16, 2007, SunCom entered into a definitive merger agreement under which T-Mobile USA will acquire SunCom’s business. Under the terms of the agreement, approved by the boards of both companies, holders of SunCom Class A common stock will receive $27 per share in cash. The acquisition, which is subject to governmental and regulatory approvals, approval by SunCom shareholders and other customary closing conditions, is expected to close in the second quarter of 2008.
Under Delaware law, the adoption of the T-Mobile merger agreement requires the affirmative vote of the holders of a majority of the company’s outstanding shares of Class A common stock. In connection with the merger agreement, stockholders holding approximately 50.7% of the outstanding shares of Class A common stock agreed to vote in favor of the merger. Accordingly, unless the merger agreement is terminated before the special meeting, stockholder approval of the merger is assured.

Forward-looking Statement
Statements regarding the Company’s future plans and growth prospects in this release are forward-looking statements. These statements are subject to risks and uncertainties, including those discussed in the Risk Factors section of the Company’s prospectus dated June 19, 2007, and other filings the Company makes with the U.S. Securities and Exchange Commission. Actual results could differ materially from these forward-looking statements. The Company undertakes no obligation to update any forward-looking statements.
About SunCom Wireless
SunCom Wireless is a leader in offering digital wireless communications services to consumers in the Southeastern United States, Puerto Rico and the U.S. Virgin Islands. With more than 1 million subscribers, SunCom is committed to being a different kind of wireless company focused on treating customers with respect, offering simple, straightforward plans and providing access to the largest GSM network and the latest technology choices. SunCom Wireless is a proud provider of Wireless AMBER Alerts. For more information about SunCom products and services, visit www.suncom.com or call 877-CALL-SUN (1-877-225-5786).

SUNCOM WIRELESS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)
(Unaudited)

	September 30,	December 31,
	2007	2006
ASSETS:
Current assets:
Cash and cash equivalents	$63,544	$37,683
Short-term investments	174,200	157,600
Restricted cash and restricted short-term investments	1,737	1,668
Accounts receivable, net of allowance for doubtful accounts of $10,004 and $8,895, respectively	93,414	96,255
Accounts receivable — roaming partners	14,745	14,811
Inventory, net	17,707	27,441
Prepaid expenses	21,357	16,446
Assets held for sale	104	11,446
Other current assets	6,691	11,960

Total current assets	393,499	375,310

Long-term assets:
Property and equipment, net	439,217	480,880
Intangible assets, net	770,892	794,250
Other long-term assets	8,675	4,419

Total assets	$1,612,283	$1,654,859

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$81,691	$71,602
Accrued liabilities	71,203	89,134
Current portion of long-term debt	2,808	2,810
Other current liabilities	26,253	24,937

Total current liabilities	181,955	188,483

Long-term debt:
Capital lease obligations	429	531
Senior secured term loan	240,625	242,500
Senior notes	715,306	714,341

Senior long-term debt	956,360	957,372

Subordinated notes	12,215	732,365

Total long-term debt	968,575	1,689,737

Deferred income taxes, net	150,640	143,124
Deferred revenue	1,365	1,766
Deferred gain on sale of property and equipment	57,180	46,173
Other	5,680	2,468

Total liabilities	1,365,395	2,071,751

Commitments and contingencies	—	—

Stockholders’ equity (deficit):
Preferred stock, $0.01 par value, 70,000,000 shares authorized; no shares issued or outstanding as of September 30, 2007 and December 31, 2006	—	—
Class A common stock, $0.01 par value, 580,000,000 shares authorized, 59,341,576 shares issued and 59,227,085 shares outstanding as of September 30, 2007; and 520,000,000 shares authorized, 6,511,238 shares issued and 6,333,119 shares outstanding as of December 31, 2006	592	633
Class B non-voting common stock, $0.01 par value, no shares authorized as of September 30, 2007; 60,000,000 shares authorized; 792,610 shares issued and outstanding as of December 31, 2006	—	79
Additional paid-in capital	1,503,244	611,961
Accumulated deficit	(1,255,207)	(1,027,824)
Class A common stock held in trust	—	(173)
Deferred compensation	—	173
Class A common stock held in treasury, at cost (114,491 and 178,119 shares, respectively)	(1,741)	(1,741)

Total stockholders’ equity (deficit)	246,888	(416,892)

Total liabilities and stockholders’ equity (deficit)	$1,612,283	$1,654,859

SUNCOM WIRELESS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenue:
Service	$199,502	$171,106	$581,611	$491,003
Roaming	20,129	23,503	67,230	64,488
Equipment	20,289	24,445	66,453	72,143

Total revenue	239,920	219,054	715,294	627,634
Operating expenses:
Cost of service	66,580	66,691	195,774	201,356
Cost of equipment	35,163	38,003	108,822	109,494
Selling, general and administrative	91,938	84,419	272,604	256,431
Termination benefits and other related charges	—	380	—	1,936
Depreciation and asset disposal	20,741	21,520	65,822	209,550
Amortization	6,704	9,202	21,781	31,395

Total operating expenses	221,126	220,215	664,803	810,162

Income (loss) from operations	18,794	(1,161)	50,491	(182,528)
Interest expense	(21,548)	(38,393)	(89,517)	(114,302)
Interest and other income	2,526	3,210	7,352	10,617
Loss on debt-for-equity exchange	(284)	—	(183,152)	—

Loss before taxes	(512)	(36,344)	(214,826)	(286,213)
Income tax provision	(4,544)	(4,138)	(12,146)	(11,881)

Net loss	($5,056)	($40,482)	($226,972)	($298,094)

Net loss per common share (basic and diluted)	($0.09)	($5.87)	($6.83)	($43.42)

Weighted average common shares outstanding (basic and diluted)	59,003,732	6,890,890	33,239,542	6,865,380

SunCom Wireless Holdings, Inc.
Consolidated Statements of Stockholders’ Equity (Deficit)
(Dollars in thousands)
(Unaudited)

		Class B			Common			Total
	Class A	Non-Voting	Additional		Stock			Stockholders’
	Common	Common	Paid-In	Deferred	Held in	Treasury	Accumulated	Equity
	Stock	Stock	Capital	Compensation	Trust	Stock	Deficit	(Deficit)
Balance at December 31, 2006	$633	$79	$611,961	$173	($173)	($1,741)	($1,027,824)	($416,892)

Adoption of FASB Interpretation No. 48 (FIN 48)	—	—	—	—	—	—	(411)	(411)
Deferred compensation, net of forfeitures	7	—	(7)	—	—	—	—	—
Termination of deferred compensation plan	—	—	—	(173)	173	—	—	—
Conversion of Class B to Class A	79	(79)	—	—	—	—	—	—
Reverse stock split	(647)	—	647	—	—	—	—	—
Stock issuance in connection with debt-for-equity exchange	520	—	889,165	—	—	—	—	889,685

Non-cash compensation	—	—	1,521	—	—	—	—	1,521

Net loss	—	—	—	—	—	—	(226,972)	(226,972)

Other	—	—	(43)	—	—	—	—	(43)

Balance at September 30, 2007	$592	$—	$1,503,244	$—	$—	($1,741)	($1,255,207)	$246,888

Balance at December 31, 2005	$627	$79	$607,849	$145	($145)	($1,375)	($690,446)	($83,266)

Deferred compensation, net of forfeitures	8	—	(8)	28	(28)	—	—	—

Non-cash compensation	—	—	3,627	—	—	—	—	3,627

Purchase of treasury stock	—	—	—	—	—	(366)	—	(366)

Net loss	—	—	—	—	—	—	(298,094)	(298,094)

Balance at September 30, 2006	$635	$79	$611,468	$173	($173)	($1,741)	($988,540)	($378,099)

SUNCOM WIRELESS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2007	2006
Cash flows from operating activities:
Net loss	($226,972)	($298,094)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities, net of effects from divestitures:
Depreciation, asset disposal and amortization	87,603	240,945
Deferred income taxes	10,247	10,993
Accretion of interest	2,707	3,363
Bad debt expense	22,853	15,899
Non-cash compensation	1,521	3,627
Loss on debt-for-equity exchange	183,152	—

Change in operating assets and liabilities:
Accounts receivable	(20,863)	(20,603)
Inventory	9,734	(4,290)
Prepaid expenses and other current assets	(5,872)	(7,319)
Intangible and other assets	(4,513)	(657)
Accounts payable	9,704	(1,672)
Accrued payroll and liabilities	(5,585)	(6,000)
Deferred revenue	(200)	3,493
Accrued interest	(2,183)	15,970
Other liabilities	(1,197)	(3,679)

Net cash provided by (used in) operating activities	60,136	(48,024)

Cash flows from investing activities:
Purchase of available for sale securities	(540,800)	(589,854)
Proceeds from sale of available for sale securities	524,200	708,200
Proceeds from sale of assets	28,358	2,284
Payment of direct costs on business transactions	(451)	(389)
Capital expenditures	(25,450)	(49,429)
Other	—	(172)

Net cash provided by (used in) investing activities	(14,143)	70,640

Cash flows from financing activities:
Payments under senior secured term loan	(1,875)	(1,875)
Change in bank overdraft	(9,522)	(12,772)
Principal payments under capital lease obligations	(257)	(227)
Payment of direct costs on debt-for-equity exchange	(8,462)	(3,586)
Purchase of treasury stock	—	(366)
Other	(16)	—

Net cash used in financing activities	(20,132)	(18,826)

Net increase in cash and cash equivalents	25,861	3,790

Cash and cash equivalents, beginning of period	37,683	16,083

Cash and cash equivalents, end of period	$63,544	$19,873

SCHEDULE 1
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
We utilize certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP, to assess our financial performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. Our method of computation may or may not be comparable to other similarly titled measures of other companies. The following tables reconcile our non-GAAP financial measures with our financial statements presented in accordance with GAAP.

					Three Months
	Three Months Ended		Nine Months Ended		Ended
Adjusted EBITDA	September30,		September30,		June 30,
	2007	2006	2007	2006	2007
			(Dollars in thousands)
Net cash provided by (used in) operating activities	$64,235	($5,665)	$60,136	($48,024)	($12,517)
Change in operating assets and liabilities	(27,991)	7,315	20,975	24,757	43,314
Deferred income taxes	(3,758)	(3,822)	(10,247)	(10,993)	(3,757)
Interest expense	21,548	38,393	89,517	114,302	29,635
Accretion of interest	(638)	(1,148)	(2,707)	(3,363)	(880)
Interest and other income	(2,526)	(3,210)	(7,352)	(10,617)	(2,422)
Bad debt expense	(8,753)	(5,834)	(22,853)	(15,899)	(7,568)
Income tax expense	4,544	4,138	12,146	11,881	4,504

Adjusted EBITDA	$46,661	$30,167	$139,615	$62,044	$50,309
The table above reconciles Adjusted EBITDA with what management believes is the most directly comparable GAAP measure of liquidity, net cash provided by (used in) operating activities. Adjusted EBITDA can also be calculated as net loss plus net interest expense, income taxes, depreciation and asset disposal, amortization, non-cash compensation and loss on debt-for-equity exchange. We believe Adjusted EBITDA provides a meaningful measure of liquidity, providing additional information on our cash earnings from on-going operations, our ability to service our long-term debt and other fixed obligations and our ability to fund continued growth with internally generated funds. Adjusted EBITDA is also considered by many financial analysts to be a meaningful indication of an entity’s ability to meet its future financial obligations. Adjusted EBITDA should not be construed as an alternative to cash flows from operating activities as determined in accordance with GAAP. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by the sum of service and roaming revenue, which revenue amounts are determined in accordance with GAAP and presented on the face of our consolidated financial statements. We utilize Adjusted EBITDA margin as a measure of operating efficiency.

	Three Months Ended		Nine Months Ended		Three Months Ended
	September 30,		September 30,		June 30,
Average Revenue Per User
(ARPU)	2007	2006	2007	2006	2007
		(Dollars in thousands, except ARPU)
			Consolidated
Service revenue	$199,502	$171,106	$581,611	$491,003	$195,674
Subscriber retention credits	730	68	1,568	513	480
Revenue not generated by wireless subscribers	(4,328)	(1,086)	(9,031)	(7,148)	(2,394)

Adjusted service revenue	$195,904	$170,088	$574,148	$484,368	$193,760

Average subscribers	1,138,047	1,039,137	1,123,655	1,014,961	1,128,902
ARPU	$57.38	$54.56	$56.77	$53.03	$57.21

			Puerto Rico and				Puerto Rico and
	Continental U.S.		U.S. Virgin Islands		Continental U.S.		U.S. Virgin Islands
	segment		segment		segment		segment
	Three Months Ended September 30,				Nine Months Ended September 30,
ARPU	2007	2006	2007	2006	2007	2006	2007	2006
				(Dollars in thousands, except ARPU)
Service revenue	$139,445	$122,635	$60,057	$48,471	$410,600	$350,470	$171,011	$140,533
Subscriber retention credits	649	59	81	9	1,407	387	161	126
Revenue not generated by wireless subscribers	(132)	(132)	(4,196)	(954)	(396)	(379)	(8,635)	(6,769)

Adjusted service revenue	139,962	122,562	55,942	47,526	411,611	350,478	162,537	133,890

Average subscribers	795,545	750,378	342,502	288,759	791,618	736,661	332,037	278,300
ARPU	$58.64	$54.44	$54.44	$54.86	$57.77	$52.86	$54.39	$53.46
We believe ARPU, which calculates the average service revenue billed to an individual subscriber, is a useful measure to evaluate our past billable service revenue and assist in forecasting our future billable service revenue. ARPU is exclusive of service revenue credits made to retain existing subscribers and revenue not generated by wireless subscribers. Service revenue credits are discretionary reductions of the amount billed to a subscriber. We have no contractual obligation to issue these credits; therefore, ARPU reflects the amount subscribers have contractually agreed to pay us based on their specific usage pattern. Revenue not generated by wireless subscribers, which primarily consists of Universal Service Fund program revenue, is excluded from our calculation of ARPU, as this revenue does not reflect amounts billed to subscribers. ARPU is calculated by dividing service revenue, exclusive of service revenue credits made to existing subscribers and revenue not generated by wireless subscribers, by our average subscriber base for the respective period. For quarterly periods, average subscribers is calculated by adding subscribers at the beginning of the quarter to subscribers at the end of the quarter and dividing by two; for year to date periods, average subscribers is calculated by adding the average subscriber amount calculated for the quarterly periods during the period and dividing by the number of quarters in the period.

	Three Months Ended		Nine Months Ended		Three Months
	September 30,		September 30,		Ended June 30,
CCPU and CPGA	2007	2006	2007	2006	2007
		(Dollars in thousands, except CCPU and CPGA)
			Consolidated
Cost of service	$66,580	$66,691	$195,774	$201,356	$66,262
General and administrative expense	55,629	48,685	163,466	150,393	55,092
Less: non-cash compensation included in cost of service and general and administrative expense	(364)	(543)	(1,321)	(3,195)	(469)
Plus: termination benefits allocated to cost of service and general and administrative expense	—	380	—	1,832	—
Total cost of equipment — transactions with existing subscribers	17,752	20,658	55,780	57,252	17,390

CCPU operating expenses	139,597	135,871	413,699	407,638	138,275
Selling expense (1)	36,309	35,734	109,138	106,038	36,534
Less: non-cash compensation included in selling expense	(58)	(63)	(200)	(432)	(66)
Plus: termination benefits allocated to selling expense (1)	—	—	—	104	—
Total cost of equipment — transactions with new subscribers (1)	17,411	17,345	53,042	52,242	17,402

CPGA operating expenses	53,662	53,016	161,980	157,952	53,870

Non-cash compensation	422	606	1,521	3,627	535

	Three Months Ended		Nine Months Ended		Three Months
	September 30,		September 30,		Ended June 30,
CCPU and CPGA	2007	2006	2007	2006	2007
		(Dollars in thousands, except CCPU and CPGA)
			Consolidated
Depreciation and asset disposal	20,741	21,520	65,822	209,550	20,935
Amortization	6,704	9,202	21,781	31,395	7,243

Total operating expenses	221,126	220,215	664,803	810,162	220,858

CCPU operating expenses (from above)	139,597	135,871	413,699	407,638	138,275
Subscriber retention credits	730	68	1,568	513	480
Equipment revenue — transactions with existing subscribers	(11,971)	(13,647)	(37,204)	(38,466)	(11,842)

CCPU costs, net	$128,356	$122,292	$378,063	$369,685	$126,913

Average subscribers	1,138,047	1,039,137	1,123,655	1,014,961	1,128,902
CCPU	37.60	$39.23	$37.38	$40.47	$37.47

CPGA operating expenses (from above)	53,662	53,016	161,980	157,952	53,870
Equipment revenue — transactions with new subscribers	(8,318)	(10,798)	(29,249)	(33,677)	(9,839)

CPGA costs, net	$45,344	$42,218	$132,731	$124,275	$44,031

Gross subscriber additions	101,371	105,564	305,068	314,010	95,846
CPGA	$447	$400	$435	$396	$459

			Puerto Rico and U.S.
	Continental U.S. segment		Virgin Islands segment
	Three Months Ended September 30,
CCPU and CPGA	2007	2006	2007	2006
	(Dollars in thousands, except CCPU and CPGA)
Cost of service	$53,456	$55,337	$13,124	$11,354
General and administrative expense	41,812	36,958	13,817	11,727
Less: non-cash compensation included in cost of service and general and administrative expense	(354)	(537)	(10)	(6)
Plus: termination benefits allocated to cost of service and general and administrative expense	—	380	—	—
Total cost of equipment — transactions with existing subscribers	12,916	15,867	4,836	4,791

CCPU operating expenses	107,830	108,005	31,767	27,866

Selling expense (1)	25,637	25,501	10,672	10,233
Less: non-cash compensation included in selling expense	(14)	(34)	(44)	(29)
Total cost of equipment — transactions with new subscribers (1)	9,252	9,918	8,159	7,427

CPGA operating expenses	34,875	35,385	18,787	17,631

Non-cash compensation	368	571	54	35
Depreciation and asset disposal	18,131	19,371	2,610	2,149
Amortization	3,029	3,846	3,675	5,356

Total operating expenses	164,233	167,178	56,893	53,037

CCPU operating expenses (from above)	107,830	108,005	31,767	27,866
Subscriber retention credits	649	59	81	9
Equipment revenue — transactions with existing subscribers	(8,912)	(11,125)	(3,059)	(2,522)

CCPU costs, net	$99,567	$96,939	$28,789	$25,353

Average subscribers	795,545	750,378	342,502	288,759
CCPU	$41.72	$43.06	$28.02	$29.27

			Puerto Rico and U.S.
	Continental U.S. segment		Virgin Islands segment
	Three Months Ended September 30,
CCPU and CPGA	2007	2006	2007	2006
	(Dollars in thousands, except CCPU and CPGA)
CPGA operating expenses (from above)	34,875	35,385	18,787	17,631
Equipment revenue — transactions with new subscribers	(5,679)	(6,887)	(2,639)	(3,911)

CPGA costs, net	$29,196	$28,498	$16,148	$13,720

Gross subscriber additions	64,115	64,958	37,256	40,606
CPGA	$455	$439	$433	$338

			Puerto Rico and U.S.
	Continental U.S. segment		Virgin Islands segment
	Nine Months Ended September 30,
CCPU and CPGA	2007	2006	2007	2006
	(Dollars in thousands, except CCPU and CPGA)
Cost of service	$160,122	$168,146	$35,652	$33,210
General and administrative expense	122,115	108,789	41,351	41,604
Less: non-cash compensation included in cost of service and general and administrative expense	(1,295)	(3,179)	(26)	(16)
Plus: termination benefits allocated to cost of service and general and administrative expense	—	1,832	—	—
Total cost of equipment — transactions with existing subscribers	41,288	44,627	14,492	12,625

CCPU operating expenses	322,230	320,215	91,469	87,423

Selling expense (1)	77,127	77,489	32,011	28,549
Less: non-cash compensation included in selling expense	(69)	(367)	(131)	(65)
Plus: termination benefits allocated to selling expense (1)	—	104	—	—
Total cost of equipment — transactions with new subscribers (1)	29,720	31,961	23,322	20,281

CPGA operating expenses	106,778	109,187	55,202	48,765

Non-cash compensation	1,364	3,546	157	81
Depreciation and asset disposal	58,199	185,185	7,623	24,365
Amortization	9,633	13,689	12,148	17,706

Total operating expenses	498,204	631,822	166,599	178,340

CCPU operating expenses (from above)	322,230	320,215	91,469	87,423
Subscriber retention credits	1,407	387	161	126
Equipment revenue — transactions with existing subscribers	(28,717)	(32,337)	(8,487)	(6,129)

CCPU costs, net	$294,920	$288,265	$83,143	$81,420

Average subscribers	791,618	736,661	332,037	278,300
CCPU	$41.39	$43.48	$27.82	$32.51

CPGA operating expenses (from above)	106,778	109,187	55,202	48,765
Equipment revenue — transactions with new subscribers	(19,103)	(22,587)	(10,146)	(11,090)

CPGA costs, net	$87,675	$86,600	$45,056	$37,675

Gross subscriber additions	193,337	203,111	111,731	110,899
CPGA	$453	$426	$403	$340

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We believe Cash Costs per User (CCPU), which calculates the cash cost to operate our business on a per subscriber basis, is a useful measure to compare our subscriber costs to that of other wireless communications providers. Our management utilizes CCPU as an integral part of internal reporting and believes CCPU is also useful to investors to evaluate our ability to control cash costs associated with providing services to customers and managing our core business operations in a cost-effective manner. In addition to our subscriber costs, CCPU includes the costs of other carriers’ subscribers roaming on our network. CCPU is calculated as the total of GAAP operating expenses reported on our consolidated statements of operations and subscriber revenue retention credits, less equipment revenue related to transactions with existing subscribers, depreciation and asset disposal, amortization, non-cash compensation and operating costs incurred to acquire new subscribers (as described below and denoted by (1) in the above table), divided by our average subscribers for the period. We exclude non-cash compensation from CCPU, as this is not a cash expenditure. We exclude depreciation, asset disposal and amortization from CCPU in order to eliminate the impact of capital investments on our assessment of our ability to serve customers in a cost-effective manner. We believe the impact of our capital investments is better evaluated through its effect on cash flow. CCPU should be considered in addition to, but not as a substitute for, information contained in our statement of operations, which was prepared in accordance with GAAP.
We believe Cost per Gross Addition (CPGA) is a useful measure that quantifies the costs to acquire a new subscriber. This measure also provides a gauge to compare our average acquisition costs per new subscriber to that of other wireless communication providers. CPGA is calculated by dividing the sum of equipment margin for handsets sold to new subscribers (equipment revenue less cost of equipment, which costs have historically exceeded the related revenue) plus selling expenses (exclusive of non-cash compensation) related to adding new subscribers and termination benefits and related expenses allocated to selling expense by total gross subscriber additions during the relevant period. Retail customer service expenses are excluded from CPGA, as these costs are incurred specifically for existing subscribers.

SCHEDULE 2
SELECTED OPERATING METRICS BY GEOGRAPHIC LOCATION
Consolidated operations
     The table below summarizes the consolidated key metrics of our operations as of and for the three months ended September 30, 2007 and 2006. These results are further described in our segment discussions.

	As of and for the three months ended September 30,
	2007	2006	Change	Change %
Gross additions	101,371	105,564	(4,193)	(4.0%)
Net additions	2,161	15,387	(13,226)	(86.0%)
Subscribers (end of period)	1,139,127	1,046,830	92,297	8.8%
Monthly subscriber churn	2.9%	2.9%	—	—
Average revenue per user	$57.38	$54.56	$2.82	5.2%
Cost per gross addition	$447	$400	($47)	(11.8%)
Continental U.S. and corporate segment operations
     The table below summarizes key metrics of our continental U.S. and corporate segment operations as of and for the three months ended September 30, 2007 and 2006.

	As of and for the three months ended September 30,
	2007	2006	Change	Change %
Gross additions	64,115	64,958	(843)	(1.3%)
Net additions	(7,699)	91	(7,790)	n/a
Subscribers (end of period)	791,695	750,423	41,272	5.5%
Monthly subscriber churn	3.0%	2.9%	(0.1%)	(3.4%)
Average revenue per user	$58.64	$54.44	$4.20	7.7%
Cost per gross addition	$455	$439	($16)	(3.6%)
Puerto Rico and U.S. Virgin Islands segment operations
     The table below summarizes the key metrics of our Puerto Rico and U.S. Virgin Islands segment operations as of and for the three months ended September 30, 2007 and 2006.

	As of and for the three months ended September 30,
	2007	2006	Change	Change %
Gross additions	37,256	40,606	(3,350)	(8.3%)
Net additions	9,860	15,296	(5,436)	(35.5%)
Subscribers (end of period)	347,432	296,407	51,025	17.2%
Monthly subscriber churn	2.7%	2.9%	0.2%	6.9%
Average revenue per user	$54.44	$54.86	($0.42)	(0.8%)
Cost per gross addition	$433	$338	($95)	(28.1%)

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